As filed with the Securities and Exchange Commission on August 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of issuer as specified in its charter)

Montana	81-0331430
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
400 North 31st Street, Billings, Montana 59116
(Address of Principal Executive Offices and Zip Code)
FIRST INTERSTATE BANCSYSTEM, INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM, INC., 2006
RESTATEMENT, AS AMENDED
(Full titles of plans)
Terrill R. Moore
Executive Vice President and Chief Financial Officer
FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
Billings, Montana 59116
(Name and address of agent for service)
(406) 255-5390
(Telephone number, including area code, of agent for service)
With a Copy to:
Holland & Hart LLP
Attn: David G. Angerbauer, Esq.
60 East South Temple, Suite 2000
Salt Lake City, Utah 84111
(801) 799-5800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	maximum offering	maximum aggregate	Amount of
Title of securities to be registered (1)	registered (2)	price per share (3)	offering price	registration fee
Common Stock (no par value)	2,000,000	$77.00	$154,000,000	$6,052.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, no par value, which are issued or become issuable under the First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated, and the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement, as amended, to prevent dilution resulting from any stock split, stock dividend or similar transactions.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement, as amended.

(3)	Calculated in accordance with Rule 457(h) under the Securities Act, based upon the latest appraised value of $77.00 per share as of June 30, 2008, as established on August 13, 2008.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E for Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 additional shares of the registrant’s common stock available for issuance pursuant to the First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated, and the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement, as amended. This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 related to the plans previously filed on (i) May 19, 1998 (Reg. No. 333-53011), and (ii) April 22, 1999 (Reg. No. 333-76825), including all exhibits and amendments thereto and all periodic reports of the Registrant that were filed subsequent to the prior Form S-8s and which are incorporated by reference into such Form S-8s.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.      EXHIBITS

Regulation S-K
Exhibit		Document

4.1(1)		Form of Shareholder’s Agreement for non-Scott family members dated August 19, 2002.

4.30		First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated effective April 30, 2008.

4.31	(2)	Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.32	(3)	First Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.33	(3)	Second Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.34		Third Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

5		Opinion of Holland & Hart LLP, as to the legality of securities being registered.

23.1		Consent of McGladrey & Pullen LLP.

23.2		Consent of Holland & Hart LLP (contained in Exhibit 5).

24		Power of Attorney (included on page 4 of this Registration Statement).
* * * * * * * * * * * * * * * * * * * *

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

(2)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 6 to Registration Statement on Form S-8, No. 333-76825.

(3)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-8, No. 333-53011.

SIGNATURES
1. REGISTRANT
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on August 18, 2008.

First Interstate BancSystem, Inc.
By:	/s/ Lyle R. Knight
Lyle R. Knight
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Lyle R. Knight and Terrill R. Moore, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on August 18, 2008.

Signature	Title

/s/ Thomas W. Scott Thomas W. Scott	Chairman of the Board

/s/ James R. Scott James R. Scott	Vice Chairman of the Board

/s/ Elouise C. Cobell Elouise C. Cobell	Director

/s/ Steven J. Corning Steven J. Corning	Director

/s/ David H. Crum David H. Crum	Director

/s/ Richard A. Dorn Richard A. Dorn	Director

/s/ William B. Ebzery William B. Ebzery	Director

/s/ Charles E. Hart Charles E. Hart	Director

Signature	Title

/s/ James W. Haugh James W. Haugh	Director

/s/ Charles M. Heyneman Charles M. Heyneman	Director

/s/ Lyle R. Knight Lyle R. Knight	President and Chief Executive Officer, Director (Principal Executive Officer)

Terry W. Payne	Director

/s/ Jonathan R. Scott Jonathan R. Scott	Director

/s/ Julie A. Scott Julie A. Scott	Director

/s/ Randall I. Scott Randall I. Scott	Director

/s/ Michael J. Scott Michael J. Sullivan	Director

/s/ Sandra A. Scott Suzor Sandra A. Scott Suzor	Director

/s/ Martin A. White Martin A. White	Director

/s/ Terrill R. Moore Terrill R. Moore	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
2. SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE BANSYSTEM, INC.
     Pursuant to the requirements of the Securities Act, the trustee has duly caused this caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on August 18, 2008.

Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

/s/ Lyle R. Knight

By: Lyle R. Knight
Its: Chairman, First Interstate BancSystem, Inc. Benefits Committee, Plan Administrator of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.

FIRST INTERSTATE BANCSYSTEM, INC.
EXHIBITS INDEX

Regulation S-K
Exhibit		Document

4.1(1)		Form of Shareholder’s Agreement for non-Scott family members dated August 19, 2002.

4.30		First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated effective April 30, 2008.

4.31	(2)	Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.32	(3)	First Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.33	(3)	Second Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

4.34		Third Amendment to the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2006 Restatement.

5		Opinion of Holland & Hart LLP, as to the legality of securities being registered.

23.1		Consent of McGladrey & Pullen LLP.

23.2		Consent of Holland & Hart LLP (contained in Exhibit 5).

24		Power of Attorney (included on page 4 of this Registration Statement).
* * * * * * * * * * * * * * * * * * * *

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

(2)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 6 to Registration Statement on Form S-8, No. 333-76825.

(3)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 5 to Registration Statement on Form S-8, No. 333-53011.

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